Exhibit 99.1
PRESS RELEASE	May 11, 2020

Tilray, Inc. Reports First Quarter 2020 Financial Results

Quarterly Revenue Increased 126% to $52.1 Million (C$70.7 Million) Compared to the First Quarter of 2019 and 11% Sequentially from the Fourth Quarter of 2019

International Medical Cannabis Sales Exceeded Canada Medical Sales by 43% in the Quarter

Implemented Cost Reductions Designed to Achieve Approximately $40 Million Annualized Savings

Reduced Net Loss by $35 Million, or 16%, Compared to the Fourth Quarter of 2019

Implemented COVID-19 Related Protocols to Ensure the Health of Our Global Workforce and Satisfy Patient and Consumer Needs

Focused on Achieving Positive Adjusted EBITDA by End of the Fourth Quarter of 2020

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, reports financial results for the first quarter ended March 31, 2020. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We are pleased to report strong sequential quarterly revenue growth across each of our core business segments for the first quarter of 2020,” says Brendan Kennedy, Tilray’s Chief Executive Officer. “We remain focused on executing on our long-term growth opportunities and our goal of generating positive Adjusted EBITDA by the end of the fourth quarter. As evidenced by our International Medical sales in the quarter, we expect this segment to demonstrate continued growth and positively impact margins. During and since the first quarter, we took significant steps to drive efficiencies across our business, enabling us to realize annualized cost savings of approximately $40 million compared to fourth quarter 2019 run rates. While the positive impact of these actions are not fully reflected in this quarter’s results, they will become more clearly evident over the course of this year.”

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

First Quarter 2020 Financial Highlights

•

Revenue increased 126.2% to $52.1 million (C$70.7 million), compared to the first quarter of last year. Growth was driven by cannabis sales, which experienced meaningful increases across all channels with the exception of bulk, and the inclusion of the Manitoba Harvest acquisition for a full quarter in 2020 compared to a partial quarter in the prior year.

•

Revenue increased 11.0% compared to the fourth quarter of 2019. Growth was driven by a 23.0% increase in adult-use sales and a 14.3% increase in hemp product sales, partially offset by a decline in bulk sales.

(in thousands of United States dollars)

	Three months ended March 31,
	2020	2019	$ Change	% Change
Cannabis
Adult-use	$20,919	$7,880	$13,039	165%
Canada - medical	4,051	2,998	1,053	35%
International - medical	5,806	1,811	3,995	221%
Bulk	—	4,767	(4,767)	(100)%
Total Cannabis revenue	30,776	17,456	13,320	76%
Hemp	21,326	5,582	15,744	282%
Total	$52,102	$23,038	$29,064	126%
Excise duties included in revenue	$4,972	$1,559	$3,413	219%

•

Total cannabis kilogram equivalents sold increased 92.4% to 5,794 kilograms from 3,012 kilograms in the first quarter of 2019. This growth resulted from increases in adult-use cannabis flower sales and the launch of Cannabis 2.0 products.

•

Average cannabis net selling price per gram decreased to $5.28 (C$7.16) compared to $5.60 (C$7.54) in the first quarter of 2019. The decrease was due to a shift in product and channel mix. The average net selling price excluding excise duties for adult-use was $3.49 (C$4.73) per gram for the first quarter of 2020.

•

Gross margin for the quarter was 21%, a 200 basis point decrease compared to the first quarter of 2019 and a significant positive change over the negative margins recorded in the fourth quarter of 2019. Gross margin, excluding inventory valuation adjustments, increased to 29% from 28% compared to the first quarter of 2019 and 24% in the fourth quarter of 2019. Gross margin for cannabis, excluding inventory valuation adjustments, decreased to 20% from 23% compared to the first quarter of 2019 while gross margin for hemp, excluding inventory valuation adjustments, decreased to 41% from 44% compared to the first quarter of 2019.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

•

Net loss was $184.1 million, or $1.73 per share, compared to a loss of $29.4 million, or $0.31 per share, for the first quarter of 2019. The increase in net loss was primarily due to the change in the fair value of the warrant liability of $72.0 million related to the Company’s registered offering of common stock and warrants, impairment of assets of $29.8 million, weakening of the Canadian dollar resulting in a foreign currency translation loss of $28.1 million, increased operating expenses related to growth initiatives in the Company’s cannabis sector and severance costs of $1.9 million related to headcount reductions.

•

Net loss was reduced by $35.0 million, or 16%, compared to the fourth quarter of 2019. The reduction in net loss from $219.1 million, or $2.14 per share, in the fourth quarter of 2019 was largely due to improvements in gross margin in the first quarter of 2020 and the significant impairments recorded in the fourth quarter of 2019.

•

Adjusted EBITDA was a loss of $19.7 million compared to a loss of $15.3 million in the first quarter of 2019. The moderate increase in Adjusted EBITDA loss was largely the result of increased costs in general and administrative expenses related to commercial growth initiatives and increased operating costs related to our cultivation efforts.

•	Adjusted EBITDA loss of $19.7 million was a 44% improvement over the $35.3 loss during fourth quarter of 2019. The improvement was generally due to cost reductions and operating efficiencies.
•	The Company ended the first quarter of 2020 with $174.0 million in cash.

First Quarter 2020 Business Highlights

•	Tilray made several additions to its executive leadership team:
o	Jon Levin, formerly of Revlon, joined the Company as Chief Operating Officer.
o	Michael Kruteck, formerly of Molson Coors and Pharmaca, joined the Company as Chief Financial Officer.
•

In January 2020, the Company signed a 2.5 tonne strategic partnership agreement with Canndoc (an Israeli Medical Cannabis Agency) to export medical cannabis from Tilray’s European Union facility in Portugal to Israel. The successful export addresses growing demand for medical cannabis products in the Israeli market.

•	On February 28, 2020, the Company closed a $59.6 million senior credit facility that bears interest at Canadian prime plus 8% and has a two year term.
•

On March 17, 2020, the Company closed an underwritten registered offering of common stock, pre-funded warrants and warrants. Net proceeds from this offering were approximately $85.3 million after deducting underwriting discounts and offering expenses.

•

On March 25, 2020, Tilray’s Board of Directors unanimously approved the pro rata release of 11 million shares of Class 2 common stock held by the former stockholders of Privateer Holdings, Inc. The released shares are part of the previously announced release of Tilray stock over a two-year period.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

Update Related to COVID-19

During the COVID-19 pandemic, the Company’s priority remains the health, safety and well-being of its global workforce, patients, customers and communities where it operates. Over the course of several weeks, the Company enacted response protocols and contingency plans to prepare for events in relation to the global pandemic. The Company has implemented remote work arrangements for all office personnel and restricted business travel as of mid-March. The Company’s operational sites remain open, but with enhanced measures to protect the safety of its workforce including rotating shifts of self-quarantined staff, reducing the sites to business-critical personnel only, physical distancing incorporated into manufacturing lines and cultivations sites, sanitation protocols and other enhanced safety measures. These protocols are being evaluated and adapted in accordance with government and health authority recommendations on a daily basis.

Currently, the Company is focused on establishing a safe recovery plan for returning to more normal business conditions and returning staff to corporate offices and operational sites when appropriate.

To date, the Company has not experienced any material COVID-19 impacts related to its ability to serve patients and consumers around the world with medical cannabis products, adult-use cannabis products in Canada, and Manitoba Harvest hemp products. For more information on COVID-19 and associated risks to our business, see Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 11, 2020.

Conference Call

The Company will host a conference call today, May 11, 2020, to discuss these results at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, May 26, 2020, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 7890876.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, our ability to become Adjusted EBITDA positive, demand for our products and the medical and adult-use cannabis markets, anticipated plans for strategic partnerships and acquisitions, and future sales of our common stock. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on May 11, 2020, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA and Gross margin, excluding inventory valuation adjustments, which are financial measures which are not calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Adjusted EBITDA is calculated as net income(loss) before inventory valuation adjustments; interest expenses, net; other expenses (income), net; deferred income tax (recoveries) expenses, current income tax expenses (benefit); foreign exchange gain (loss), net; depreciation and amortization expenses; stock-based compensation expenses; other stock-based compensation related expenses; loss from equity method investments; finance income from ABG; loss on disposal of property and equipment; acquisition-related (income) expense; amortization of inventory step-up;

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

severance costs; impairment of assets; and change in fair value of warrant liability. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue.  A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

The Company believes these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-GAAP financial measures are also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of United States dollars, except for share and per share data, unaudited)

	Three months ended March 31,
	2020	2019
Revenue (inclusive of excise duties of $4,972 and $1,559, respectively)	$52,102	$23,038
Cost of sales
Product costs	37,188	17,329
Inventory valuation adjustments	4,044	324
Gross profit	10,870	5,385
General and administrative expenses	17,776	12,934
Sales and marketing expenses	17,876	7,821
Research and development expenses	1,258	1,048
Stock-based compensation expenses	7,677	5,736
Depreciation and amortization expenses	3,591	1,865
Impairment of assets	29,839	—
Acquisition-related expenses, net	2,355	4,424
Loss from equity method investments	1,748	—
Operating loss	(71,250)	(28,443)
Foreign exchange loss, net	28,069	179
Change in fair value of warrant liability	71,978	—
Interest expenses, net	9,146	8,744
Finance income from ABG	—	(135)
Other expense (income), net	4,651	(3,845)
Loss before income taxes	(185,094)	(33,386)
Deferred income tax recoveries	(1,272)	(3,777)
Current income tax expenses (benefit)	301	(240)
Net loss	$(184,123)	$(29,369)
Net loss per share - basic and diluted	(1.73)	(0.31)
Weighted average shares used in computation of net loss per share - basic and diluted	106,463,352	94,875,351
Net loss	$(184,123)	$(29,369)
Foreign currency translation loss, net	(16,633)	(475)
Unrealized (loss) gain on available-for-sale debt securities	(74)	19
Other comprehensive loss	(16,707)	(456)
Comprehensive loss	$(200,830)	$(29,825)

In the fourth quarter of 2019, the Company adopted ASU 2016-01, ASC 842, ASC 606 and ASU 2018-07. The first quarter of 2019 has been recast to reflect the effects of this adoption.

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of United States dollars, except for share and par value data, unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$173,990	$96,791
Accounts receivable, net of allowance for credit losses of $595 and provision for sales returns of $1,138 (December 31, 2019 - $615 and $1,400, respectively)	38,324	36,202
Inventory	95,586	87,861
Prepayments and other current assets	31,066	38,173
Total current assets	338,966	259,027
Property and equipment, net	186,970	184,217
Operating lease, right-of-use assets	18,654	17,514
Intangible assets, net	187,892	228,828
Goodwill	150,870	163,251
Equity method investments	8,827	11,448
Other investments	21,250	24,184
Other assets	2,135	7,861
Total assets	$915,564	$896,330
Liabilities
Current liabilities
Accounts payable	23,907	39,125
Accrued expenses and other current liabilities	47,032	50,829
Accrued lease obligations	3,370	2,473
Senior Facility - current	4,723	—
Warrant liability	92,339	—
Total current liabilities	171,371	92,427
Accrued lease obligations	28,538	29,407
Deferred tax liability	48,019	53,363
Convertible notes, net of issuance costs	432,807	430,210
Senior Facility, net of transaction costs	39,106	—
Other liabilities	5,415	5,652
Total liabilities	$725,256	$611,059
Commitments and contingencies
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 16,666,665 shares issued and outstanding)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 107,976,818 and 86,114,560 shares issued and outstanding, respectively	11	9
Additional paid-in capital	840,436	705,671
Accumulated other comprehensive (loss) income	(6,988)	9,719
Accumulated deficit	(643,153)	(430,130)
Total stockholders’ equity	190,308	285,271
Total liabilities and stockholders’ equity	$915,564	$896,330

Tilray | www.tilray.com

Exhibit 99.1
PRESS RELEASE	May 11, 2020

(in thousands of United States dollars)

	Three months ended March 31,
	2020	2019
Adjusted EBITDA reconciliation:
Net loss	$(184,123)	$(29,369)
Inventory valuation adjustments	4,044	324
Severance costs	1,861	—
Depreciation and amortization expenses	3,591	1,865
Stock-based compensation expenses	7,677	5,736
Impairment of assets	29,839	—
Acquisition-related expenses, net	2,355	4,424
Loss from equity method investments	1,748	—
Foreign exchange loss, net	28,069	179
Change in fair value of warrant liability	71,978	—
Interest expenses, net	9,146	8,744
Finance income from ABG	—	(135)
Loss from disposal of property and equipment	457	111
Other expense (income), net	4,651	(3,845)
Amortization of inventory step-up	—	681
Deferred income tax recoveries	(1,272)	(3,777)
Current income tax expenses (benefit)	301	(240)
Adjusted EBITDA	$(19,678)	$(15,302)

(in thousands of United States dollars, except percentages)

	Three months ended March 31,
	2020	2019	2020	2019	2020	2019
Gross margin, excluding inventory valuation adjustments reconciliation:	Cannabis		Hemp		Total
Revenue	$30,776	$17,456	$21,326	$5,582	$52,102	$23,038
Cost of sales
Product costs	24,603	13,511	12,585	3,818	37,188	17,329
Inventory valuation adjustments	3,247	324	797	—	4,044	324
Gross profit	2,926	3,621	7,944	1,764	10,870	5,385
Inventory valuation adjustments	3,247	324	797	—	4,044	324
Amortization of inventory step-up	—	—	—	681	—	681
Gross profit, excluding inventory valuation adjustments	$6,173	$3,945	$8,741	$2,445	$14,914	$6,390
Gross margin, excluding inventory valuation adjustments	20%	23%	41%	44%	29%	28%

In the fourth quarter of 2019, the Company adopted ASU 2016-01, ASC 842, ASC 606 and ASU 2018-07. The first quarter of 2019 has been recast to reflect the effects of this adoption.

Tilray | www.tilray.com